================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                        American Eagle Outfitters, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                         AMERICAN EAGLE OUTFITTERS, INC.





                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD

                                  JUNE 8, 1999

                                       AND

                                 PROXY STATEMENT





--------------------------------------------------------------------------------

                                    IMPORTANT
  Please mark, sign and date your proxy and promptly return it in the enclosed envelope.
            No postage is necessary if mailed in the United States.

--------------------------------------------------------------------------------

                         AMERICAN EAGLE OUTFITTERS, INC.
                              150 Thorn Hill Drive
                       Warrendale, Pennsylvania 15086-7528
                                  724-776-4857


                              ---------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 8, 1999

                              --------------------


                                                                     May 7, 1999

To the Stockholders of
American Eagle Outfitters, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of American Eagle Outfitters, Inc., a Delaware corporation (the "Company"), will be held at the Loews Regency Hotel, 540 Park Avenue, New York, New York, on June 8, 1999, at 10:00 a.m., local time, for the following purposes:

         1. To elect five class I directors, each for a term of three years and until their successors are duly elected and qualified;

         2. To approve the Company's 1999 Stock Incentive Plan; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Whether or not you plan to attend the meeting, please date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may vote in person and your proxy will not be used.

                                         By Order of the Board of Directors


                                         William P. Tait
                                         Vice President, Secretary and Treasurer

                         AMERICAN EAGLE OUTFITTERS, INC.


                            -------------------------


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 8, 1999

                            -------------------------


         This Proxy Statement is furnished to the stockholders of American Eagle Outfitters, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on June 8, 1999, at 10:00 a.m., local time, at the Loews Regency Hotel, 540 Park Avenue, New York, New York, and at any adjournment thereof. It is being mailed to the stockholders on or about May 7, 1999.

         All shares represented by properly executed proxies received by the Company prior to the meeting will be voted in accordance with the stockholders' directions. A proxy may be revoked, without affecting any vote previously taken, by written notice mailed to the Company (Attention: William P. Tait, Vice President, Secretary and Treasurer) or delivered in person at the meeting, by filing a duly executed, later dated proxy or by attending the meeting and voting in person.

         Stockholders of record at the close of business on April 23, 1999, are entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. At April 23, 1999, the Company had outstanding 46,346,932 shares of Common Stock, with $.01 par value, entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote upon each matter to be voted upon by stockholders at the Annual Meeting.

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. This would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which include the election of directors, but not on non-routine matters.

         The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of Common Stock at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect. Each other matter to be submitted to the stockholders for approval at the Annual Meeting requires the affirmative vote of the holders of a majority of the Common Stock voting on the matter. For purposes of determining the number of shares of Common Stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

OWNERSHIP OF COMMON STOCK

         The following table shows, as of April 15, 1999, certain information with regard to the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors; (iii) each executive officer named in the summary compensation table below; and (iv) all directors and executive officers as a group.

         A two-for-one stock split was approved on March 17, 1999 and will be distributed on May 3, 1999. All share amounts and per share data included in this proxy statement have been restated to reflect the stock split.


                                                                                    Shares Beneficially Owned (1)
                                                                                    -----------------------------

Stockholder                                                                         Number                  Percent
-----------                                                                         ------                  -------
Retail Ventures, Inc. (2)                                                        6,950,750                    14.7%

Jay L. Schottenstein (3)(6)                                                     13,098,128                    27.7%

Geraldine Schottenstein (4)                                                     11,019,744                    23.3%

Saul Schottenstein (5)(6)                                                          321,878                        *

George Kolber (6)                                                                  341,378                        *

Ari Deshe (6)(7)                                                                 5,375,930                    11.4%

Jon P. Diamond (6)(8)                                                            2,691,340                     5.7%

Martin P. Doolan (6)                                                                47,250                        *

Gilbert W. Harrison (6)                                                              9,450                        *

Michael G. Jesselson (6)                                                            18,000                        *

Thomas R. Ketteler (6)                                                              20,250                        *

John L. Marakas (6)                                                                 45,000                        *

David W. Thompson (6)                                                               91,800                        *

Gerald E. Wedren (6)                                                                 9,000                        *

Joseph E. Kerin (6)                                                                 17,090                        *

Roger S. Markfield (6)                                                             592,808                     1.3%

Laura A. Weil (6)                                                                   65,550                        *

All directors and executive officers as a group                                 22,761,954                    48.2%

*Represents less than 1% of the Company's shares of Common Stock.

     (1) Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned. The percent is based upon the 46,324,912 shares outstanding at April 15, 1999 and the number of shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of April 15, 1999.

     (2) The business address for each 5% owner is 1800 Moler Road, Columbus, Ohio 43207-1698.

     (3) Includes 6,950,750 shares of Common Stock owned by Retail Ventures, Inc. ("RVI") and 66 shares of Common Stock held as custodian for a family member and 499,000 shares subject to exercisable options. Jay
          L. Schottenstein serves as Chairman and Chief Executive Officer of RVI. Jay L. Schottenstein is the beneficial owner of 69.9% of the outstanding voting securities of RVI. Accordingly, he may be deemed to be the beneficial owner of the shares of Common Stock of the Company held by RVI.

     (4)  Geraldine Schottenstein is the mother of Jay L. Schottenstein.

     (5) Includes 22,500 shares subject to exercisable options held by Saul Schottenstein. Saul Schottenstein is the uncle of Jay L. Schottenstein and is a director of RVI. For a description of Saul Schottenstein's beneficial ownership of the outstanding voting securities of RVI, see "Ownership of RVI"

     (6) Includes the following exercisable options: Mr. Kolber - 94,500 shares; Mr. Deshe - 4,500; Mr. Diamond - 4,500; Mr. Doolan - 47,250; Mr. Harrison - 9,000; Mr. Jesselson - 9,000; Mr. Ketteler - 9,000; Mr. Marakas - 31,500; Mr. Thompson - 58,500; Mr. Wedren - 9,000; Mr. Kerin
          - 13,500; Mr. Markfield - 34,500; and Ms. Weil - 39,300.

     (7) Includes 5,371,430 shares held by Ann Schottenstein Deshe, Mr. Deshe's spouse. These shares are held in trust for family members. Ms. Deshe's shares voting and investment power over these shares as either Trustee or Trust Advisor.

     (8) Includes 2,685,716 shares held by Susan Schottenstein Diamond, Mr. Diamond's spouse. These shares are held in trust for family members. Ms. Diamond's shares voting and investment power over these shares as either Trustee or Trust Advisor.

OWNERSHIP OF RVI

         The following table shows the shares of Retail Ventures, Inc. common stock owned beneficially by each person owning more than 5% of the shares, each director or executive officer owning any shares, and by all directors and executive officers of the Company as a group, as of April 15, 1999.

                                                   Shares of
                                                      RVI               Percent of
                  Stockholder                        Common                Class
                  -----------                        Stock                 -----
                                                     -----
Jay L. Schottenstein (1)                               349.5                69.9%

Saul Schottenstein (2)                                 51.0                 10.2%

Geraldine Schottenstein (3)                            153.0                30.6%

Ann Schottenstein Deshe (4)                            97.0                 19.4%

Susan Schottenstein Diamond (5)                        48.5                  9.7%

All directors and executive officers as a group        354.5                70.9%

     (1) Represents sole and/or shared voting and investment power over shares held in trust for family members as to which Jay L. Schottenstein is either Trustee or a Trust Advisor.

     (2) Represents sole and or shared voting and investment power over 46 RVI shares held in trust for family members as to which Saul Schottenstein is Trustee and 5 RVI shares owned directly.

     (3) Represents sole and/or shared voting and investment power over shares held in trust family members as to which Geraldine Schottenstein is Trustee.

     (4) Ann Schottenstein Deshe is the spouse of Ari Deshe and the sister of Jay L. Schottenstein. Represents sole and/or shared voting and investment power over shares held in trust for family members as to which Ann Schottenstein Deshe is either Trustee or a Trust Advisor.

     (5) Susan Schottenstein Diamond is the spouse of Jon P. Diamond and the sister of Jay L. Schottenstein. Represents sole and/or shared voting an investment power over shares held in trust for family members as to which Susan Schottenstein Diamond is either Trustee or a Trust Advisor.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

         The Board of Directors is divided into three classes. Each class of directors is elected for a three-year term. The Board of Directors has nominated five candidates to be elected at the annual meeting to serve as Class I Directors for three year terms ending at the 2002 annual meeting or when their successors are duly elected and qualified. All nominees are currently directors of the Company. The terms of the remaining eight Class II and Class III Directors expire at the annual meetings to be held in 2000 and 2001.

         The enclosed proxy, if returned duly executed and not revoked, will be voted as specified in the proxy, or if no instructions are given will be voted FOR each of the nominees listed below. If any nominee should become unavailable to serve, the Board of Directors may decrease the number of Directors pursuant to the Bylaws or may designate a substitute nominee, in which event the proxy will be voted FOR such substitute nominee. The Board has no reason to believe that any nominee will be unavailable or, if reelected, unable to serve.

         Certain information regarding each nominee and each incumbent Director is set forth below as of April 15, 1999, including age, principal occupation, a brief description of business experience during at least the last five years, and other directorships.

INFORMATION REGARDING NOMINEES FOR CLASS I DIRECTORS WITH TERMS EXPIRING IN 2002

         Jay L. Schottenstein, age 44, has served as Chairman and Chief Executive Officer of the Company and its predecessors since March 1992 and prior to that time he served as a Vice President and Director of the Company's predecessors since 1980. He has also served since March 1992 as Chairman and Chief Executive Officer of Schottenstein Stores Corporation ("SSC"), a privately-held company with interests in retailing, real estate and manufacturing. He has also served as Chairman since March 1992 and as Chief Executive Officer from April 1991 through July 1997, of Value City Department Stores, Inc. ("VCD"), a company that operates a chain of off-price department stores and is 56.3% owned by SSC, with the remaining shares publicly-held and traded on the New York Stock Exchange. Mr. Schottenstein served as Vice Chairman of SSC since 1986 and as a director of SSC since 1982. He has also served as an officer and director of various other corporations owned or controlled by members of his family since 1976. Jay L. Schottenstein is the nephew of Saul Schottenstein and the brother-in-law of Ari Deshe and Jon P. Diamond.

         George Kolber, age 48, has served as Vice Chairman of the Company's Board of Directors and Chief Operating Officer since December 1995. Prior to joining the Company, he served as Vice President of SSC since 1979 and as Vice President, Administration of VCD from 1990 until 1993. Prior to that time, Mr. Kolber served as Vice President and Chief Financial Officer of Strauss Stores and R&S Strauss, Associates. He has also served as Chairman of the Board of Directors of Penn Jersey Auto Stores and on the Board of Directors of Wieboldts Department Stores.

         Roger S. Markfield, age 57, has served as President and Chief Merchandising Officer of the Company since February 1995 and prior thereto as Executive Vice President Merchandising for the Company and its predecessors since May 1993. Mr. Markfield became a member of the Board in March 1999. Prior to joining the Company, he served as Executive Vice President--General Merchandising Manager for the Limited Division of The Limited, Incorporated, a large national specialty retailer from May 1992 to April 1993. From 1969 to 1976 and from 1979 to 1992, he was employed by R.H. Macy & Co., a national retailer operating department and specialty stores, as a Buyer in Boys' Wear rising to the office of President of Corporate Buying--Mens. From 1976 to 1979, Mr. Markfield served as Senior Vice President of Merchandising and Marketing for the Gap Stores, Inc.

         Ari Deshe, age 48, has been a director of the Company since November 1997. Since 1996, Mr. Deshe has served as Chairman and Chief Executive Officer of Safe Auto Insurance Company, a property and casualty insurance company and he served as President and Chief Executive Officer from 1993 to 1996. Prior to that, Mr.

Deshe served as President of Safe Auto Insurance Agency from 1992 to 1993 and President of Employee Benefit Systems, Inc. from 1982 to 1992. He also serves on the Board of Directors of VCD.

         Michael G. Jesselson, age 47, has served as a director of the Company since November 1997. Mr. Jesselson is President of Jesselson Capital Corporation, a private investment corporation headquartered in New York City. He also serves on the Board of Directors of a number of nonprofit institutions.

INFORMATION REGARDING CLASS II DIRECTORS WITH TERMS EXPIRING IN 2000

         John L. Marakas, age 72, has been retired since April 1991. Prior to his retirement, Mr. Marakas served as President and a director of Nationwide Corporation, and insurance and financial services holding company from March 1972 to April 1990 and as President and a director of Nationwide Life Insurance Company from September 1981 to April 1991. Mr. Marakas has been a director of the Company since April 1994.

         Saul Schottenstein, age 77, has been a director of the Company and its predecessors since 1980. He has served as President of SSC since 1984, and as a director of SSC since 1982. He served as Executive Vice President of SSC from 1982 to 1984. Prior to that time he served in various executive capacities with SSC since 1946. He is also an officer and director of various other corporations owned or controlled by the Schottenstein family, including VCD.

         David W. Thompson, age 46, has been a director of the Company since January 1994. Mr. Thompson has served as President since June 1993 of Value City Furniture, a division of SSC. From June 1981 to June 1993, Mr. Thompson served as Vice President of Value City Furniture.

         Gerald E. Wedren, age 62, has been a director of the Company since November 1997. Mr. Wedren has served as President of Craig Capital Co., a Washington D.C. based merger and acquisition firm since 1973. Mr. Wedren has been Managing Partner of Tavern Real Estate Limited Partnership and Wedren Associates, which owns and leases properties in the Washington and Baltimore area, since 1988. Mr. Wedren was President of G.E.W. Inc., an owner of fast food restaurants, from 1981 to 1988. Mr. Wedren is also a director of Marwed Corporation, and Tavern Realty Co.

INFORMATION REGARDING CLASS III DIRECTORS WITH TERMS EXPIRING IN 2001

         Jon P. Diamond, age 41, has been a director of the Company since November 1997. Since 1996, Mr. Diamond has served as President and Chief Operating Officer of Safe Auto Insurance Company, a property and casualty insurance company and he served as Executive Vice President and Chief Operating Officer from 1993 to 1996. Mr. Diamond served as Vice President of SSC from March 1987 to March 1993 and served in various management positions of SSC since 1983. He also serves on the Board of Directors of VCD.

         Gilbert W. Harrison, age 58, has served as a director of the Company since July 1997. Mr. Harrison is Chairman of Financo, Inc., an investment banking firm founded in 1971. Financo, which is headquartered in New York, provides financial advisory services to retail, apparel and other merchandise related companies. Mr. Harrison serves on the Board of the Fashion Institute of Technology and serves on the Board of The Wharton School of the University of Pennsylvania.

         Thomas R. Ketteler, age 56, has been a director of the Company since January 1994. Mr. Ketteler has served SSC as Chief Operating Officer since April 1995, as a director since 1985 and Vice President of Finance since 1981. Prior to that time, he was a partner in the firm of Alexander Grant and Company, Certified Public Accountants. Mr. Ketteler is an officer and director of various other corporations owned or controlled by the Schottenstein family. Since May 1997, Mr. Ketteler has also served as a director of Crowley Milner & Company, a publicly-held department store company.

         Martin P. Doolan, age 59, has been a director of the Company since August 1995. Mr. Doolan has served as President and Chief Executive Officer and as a director of VCD since July 1997. Prior to joining VCD, Mr.

Doolan served as Chairman, President and Chief Executive Officer of U.S. Netting, Inc., a manufacturer of plastic extruded filtration netting headquartered in Austin, Texas. He served as Chairman of Bestop, Inc., an automotive convertible top manufacturer from 1988 to June 1995. He has also served as Chief Executive Officer of a number of other companies including Walt's Radiator and Muffler, Inc., an automotive retail service and distribution chain where he continues to serve as Chairman; Sun Engine, a remanufacturer of domestic automobile engines; Pilliod Cabinet Corp., a furniture manufacturer; and Sunwest International, a brass door and hardware manufacturer.

INFORMATION CONCERNING BOARD OF DIRECTORS

         During the fiscal year ended January 30, 1999 ("Fiscal 1998"), the Board of Directors met six times and acted by unanimous written consent four times. Saul Schottenstein did not attend any of the meetings. Additionally, Special Committees of the Board of Directors met six times during Fiscal 1998. The Board has standing Audit and Compensation and Stock Option Committees.

         The members of the Audit Committee are Michael G. Jesselson, John L. Marakas, and Gerald E.Wedren. The function of the Audit Committee is to recommend to the Board a firm of accountants to serve as the Company's auditors and to review with the independent auditors and the appropriate corporate officers matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the audit. The Audit Committee also reviews and approves the terms of any new related party agreements. The Audit Committee met four times in Fiscal 1998.

         The members of the Compensation and Stock Option Committee are Michael
G. Jesselson, John L. Marakas, and Gerald E. Wedren. The function of the Compensation Committee is to consult with and advise the Chairman with respect to the Company's compensation policies, including compensation of senior management. The Compensation Committee determines the number and terms of any stock options to be granted under the Company's Stock Option Plan and will grant awards under the Company's 1999 Stock Incentive Plan. The Compensation Committee also administers the Company's Management Incentive Plan. The Compensation and Stock Option Committee met five times and acted by written consent five times in Fiscal 1998.

         Directors who are not employees are paid $2,000 for each Board and Committee meeting attended, with a minimum annual compensation of $8,000. Directors who are also employees of the Company do not receive additional compensation for serving as directors.

         The Company's 1994 Stock Option Plan, as amended, provides the automatic grant of options to purchase 2,250 shares (which number of shares is not adjusted for the May 1999 stock split) of Common Stock to each non-employee director on the first trading day of each fiscal quarter. The exercise price for each option is the fair market value of the Common Stock on the date of grant. The exercise price must be paid either in cash, with previously acquired Common Stock of the Company, the option holder's promissory note or any combination of the foregoing, provided, however, use of consideration other than cash requires consent of the Board. All of the options become exercisable one year after the date of grant and remain exercisable for a period of ten years from the date of grant, subject to earlier termination after termination of the option holder's service as a director of the Company. The options are transferable by the option holders either (i) if transferred without consideration to immediate family members, or the entities they control, or (ii) if such transfer is approved by the Stock Option Committee. The automatic grant of options under the 1994 Stock Option Plan is being replaced by the automatic grant of options to purchase 3,750 shares per quarter to each non-employee director under the Company's 1999 Stock Incentive Plan, subject to stockholder approval of the plan at the Annual Meeting. See "Proposal Two: Approval of the American Eagle Outfitters, Inc. 1999 Stock Incentive Plan."


EXECUTIVE OFFICERS

         The following persons are executive officers of the Company. Except as otherwise indicated, each was elected to the position indicated with the Company upon its organization in January, 1994. For information regarding officers who are also directors, see "Election of Directors." The officers of the Company are elected annually by the Board and serve at the pleasure of the Board.

         Laura A. Weil, age 42, has served as Chief Financial Officer of the Company since December 1995. Prior to joining the Company, she was a consultant to companies including SSC, from March 1995 to December 1995. From 1992 to 1995, she was Senior Vice President and the head of the retailing investment banking practice at Oppenheimer & Co., Inc. Prior to joining Oppenheimer, Ms. Weil held various executive positions at R.H. Macy & Co., Inc. from 1989 to 1992, including Vice President-Finance and Chief Financial Officer-Credit Operations. From 1988 to 1989 she was an executive with L'Herbier de Provence, a Paris-based cosmetics and toiletries retailer. From 1979-1981 and 1983-1988, Ms. Weil held various investment banking positions with Lehman Brothers and its predecessor Lehman Brothers Kuhn Loeb. Inc., including Vice President of the firm's Merchandising group.

         Joseph E. Kerin, age 53, has served as Executive Vice President Stores and Operations of the Company and its predecessors since January 1991. From May 1989 to November 1989, he served as a Regional Store Manager for VCD. Prior to that time, he held various positions with the Company's predecessors, including Senior Vice President--Store Operations from October 1987 to October 1988, Vice President--General Manager Store Operations from February 1979 to October 1987, General Manager Store Operations from November 1975 to February 1979 and Regional/District Manager of the Silverman's Division from October 1972 to November 1975.

         Dale E. Clifton, age 45, has served the Company and its predecessors as Controller since June 1986, as Chief Accounting Officer since October 1988, and as Vice President since October 1994. He served the Company and its predecessors as Assistant Controller from 1984 to June 1986. Prior to joining the Company, he worked as a Certified Public Accountant from 1975 to 1984 at Alpern, Rosenthal & Company.

         William P. Tait, age 54, has served as Vice-President-Secretary and Treasurer since June 1996. From May 1995 to May 1996 he served as Senior Vice President of Finance. Prior to joining the Company, Mr. Tait was Vice-President-Chief Financial Officer of Spartus Corporation from 1994-1995. From 1973 to 1993 Mr. Tait held various executive positions with the United States Shoe Corporation including Vice President - Chief Financial Officer of its Women's Specialty Retailing Group from 1981-1992. From 1970-1973 Mr. Tait worked for Coopers & Lybrand, LLP.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who are beneficial owners of more than ten percent of the Company's Common Stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, the Company believes that, during Fiscal 1998, all filing requirements applicable to reporting persons were complied with, except for one transaction by Joseph E. Kerin that was reported in a late filing.

EXECUTIVE OFFICER COMPENSATION

         The following table shows certain information regarding compensation paid during Fiscal 1998 and each of the last three fiscal periods to the Company's Chief Executive Officer and to each of the Company's four most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                     Annual Compensation                 Long Term Compensation

Name and                        Fiscal                                Other Annual    Restricted Stock   Options/
Principal Position               Year      Salary       Bonus         Compensation          Awards         SARs(#)
------------------              --------   ------       -----        ----------------     ----------       -------
                                  (1)                                      (2)               (5)
Jay L. Schottenstein (3)        1998      $250,050        None            None              None          120,000
Chairman and Chief              1997      $250,050        None            None              None          337,500
Executive Officer               1996      $250,050        None            None              None          337,500

George Kolber                   1998      $500,000      $275,000        $34,472           $401,250        105,000
Vice Chairman and Chief         1997      $407,692      $200,000        $40,125             None          225,000
Operating Officer               1996      $400,000       $75,000        $58,154             None          450,000

Roger S. Markfield (4)          1998      $512,460      $232,000          None            $267,500        105,000
President and Chief             1997      $412,464      $120,000          None              None            None
Merchandising Officer and       1996      $412,464       $67,770          None              None            None
Director

Laura A. Weil                   1998      $265,044      $102,500          None            $292,275         64,000
Executive Vice President and    1997      $250,016        None          $38,687             None            None
Chief Financial Officer         1996      $250,016       $50,000        $95,124             None           67,500

Joseph E. Kerin                 1998      $200,044       $99,775         $5,625             None           36,000
Executive Vice President and    1997      $187,600        None           $2,509             None           22,500
Director of Store Operations    1996      $166,270        None           $2,050             None           67,500

     (1) 1998, 1997 and 1996 refer to the twelve month periods ended January 30, 1999, January 31, 1998 and February 1, 1997, respectively.

     (2) Includes amounts for 1998 of $28,372 for housing allowances, $5,625 for car allowances, and $475 for commuting. Includes amounts for 1997 of $28,925 for housing allowances and $11,200 for commuting expenses for Mr. Kolber and $38,687 in commuting expenses for Ms. Weil. Includes amounts for 1996 for commuting expense reimbursements to Mr. Kolber of $58,154 and Ms.Weil of $95,124 .

     (3) Jay L. Schottenstein is also Chairman of SSC and VCD. He does not devote his full business time to the Company.

     (4) Mr. Markfield's employment is on an at-will basis, although, pursuant to a written agreement, in certain circumstances, he is entitled to receive severance pay up to $270,000.

     (5) The value of the restricted stock granted in 1998 included in the Summary Compensation Table is based on the fair market value at the date of grant. The shares of restricted stock vest 20% per year, except for the grant to Ms. Weil of which 20% vested immediately and 20% vests each year for the next four years. The value of the restricted stock awarded in 1998 as of the end of the fiscal year was $1,538,460 for Mr. Kolber, $1,025,640 for Mr. Markfield, and $512,820
          for Ms. Weil based on the fair market value of $34.188 at January 30, 1999. The number of restricted stock awards held by Mr. Kolber, Mr. Markfield, Ms. Weil , and Mr. Kerin at January 30, 1999 (including previous restricted stock grants) is 45,000 shares, 502,400 shares, 15,000 shares, and 3,546 shares respectively.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding individual grants of stock options in Fiscal 1998 to each of the Company's most highly compensated executive officers disclosed in the Summary Compensation Table.

                                                 % of Total
                                                Options/SARs
                                 Options/        Granted to
                                   SARs          Employees      Exercise or                                  Grant Date
                                 Granted         In Fiscal       Base Price           Expiration               Present
             Name                  (#)              Year           ($/Sh)                Date                   Value $ (1)
             ----                  ---              ----           ------                ----                   --------
  Jay L. Schottenstein           120,000            9.7%           $8.92          February 23, 2008           $667,908

  George Kolber                  105,000            8.5%           $8.92          February 23, 2008           $584,420


  Roger S. Markfield             105,000            8.5%           $8.92          February 23, 2008           $584,420


  Laura A. Weil                   24,000            2.0%           $8.92          February 23, 2008           $133,582


  Laura A. Weil                   40,000            3.2%           $19.49         September 17, 2008          $453,716


  Joseph E. Kerin                 36,000            2.9%           $8.92          February 23, 2008           $200,372


     (1) The grant date present value was determined using the Black-Scholes option pricing model with the following assumptions: risk-free interest rates of 5%; no dividend yield; volatility factor of the expected market price of the Company's common stock of .678; weighted-average expected life of the option of 6 years; and an expected forfeiture rate of approximately 12%.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table provides certain information on the exercise of options during Fiscal 1998 and the number and value of stock options held by the executive officers named in the Summary Compensation Table at January 30, 1999.

                                                                      Number of                  Value of Unexercised
                                                                Unexercised Options at          In-The-Money Options at
                                                                 January 30, 1999 (#)          January 30, 1999 ($) (1)
                               Shares           Value
                            Acquired on        Realized
Name                        Exercise (#)           $        Exercisable    Unexercisable    Exercisable     Unexercisable
----                        ------------       ---------    -----------    -------------    -----------     -------------
Jay L Schottenstein               200,000       $5,678,260        272,500          660,000      $8,849,294      $20,451,552

George Kolber                     306,000       $3,000,400              -          604,500               -      $18,358,542

Roger S. Markfield                 54,000                -              -          118,502               -       $3,094,771

Laura A. Weil                      22,000         $529,070         26,500          114,500        $723,339       $2,991,199

Joseph E. Kerin                    18,000         $484,193              -           85,500               -       $2,441,781

     (1) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at January 30, 1999 of $34.188. An option is in-the-money if the fair market value of the underlying shares exceeds price of the option.

         The following "Compensation Report of the Board of Directors" and "Performance Graph" shall not be deemed incorporated by reference by general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                  COMPENSATION REPORT OF THE BOARD OF DIRECTORS

         General. The key components of the Company's executive officer compensation include both short term and long term components. Short term compensation consists of an executive officer's annual base salary and annual cash bonus. Long term, equity-based compensation can include grants of restricted stock and stock options awards. The Board of Directors has the authority to make grants of restricted stock by the Company to executive officers. The Compensation and Stock Option Committee (the "Compensation Committee") of the Board of Directors has the authority to grant options under the Company's 1994 Stock Option Plan, as amended (the "Stock Option Plan"), and to advise the Chairman with respect to the Company's overall compensation policy, including compensation of senior management. For Fiscal 1998, the Board of Directors modified its historical delegation to the Chairman of the Board of the authority to establish the annual salary and bonus compensation of the officers of the Company, other than the Chairman's compensation, with the implementation of the Company's Management Incentive Plan (the "Incentive Plan").

         Chief Executive Officer's Compensation. Beginning in 1994, the year that the Company went public, Jay L. Schottenstein, the Company's Chairman and Chief Executive Officer, began receiving a salary in the amount of $250,000 per year. The Board of Directors did not change the Chairman's annual salary during Fiscal 1998. The Compensation Committee did grant the Chairman options to purchase 120,000 shares, on a split-adjusted basis, pursuant to the Stock Option Plan during Fiscal 1998. The Compensation Committee's determination to grant such options was based on a number factors, including the fact that the Chairman has never received an annual salary increase or an annual bonus, as well as the Compensation Committee's subjective perception of the Chairman's performance and his historical and anticipated future contributions to the success of the Company. The determination was not based on specific objective criteria and no specific weight was given to any of the factors considered.

         Executive Officer Compensation. The Fiscal 1998 base salaries for the executive officers named in the Summary Compensation Table were determined by the Compensation Committee as a part of the Incentive Plan. Bonuses earned under the Incentive Plan for Fiscal 1998 were paid in Fiscal 1999 and are not included in the Summary Compensation Table. Bonuses included in the Summary Compensation Table for Fiscal 1998 were paid in Fiscal 1998 and were earned under a prior version of the Incentive Plan that was implemented in Fiscal 1997, except for one officer who received an advance against his Fiscal 1997 bonus that was paid and included in the table in Fiscal 1997. The Incentive Plan was developed by the Compensation Committee with the assistance of an outside compensation consultant. As a part of the Incentive Plan, the Compensation Committee fixed annual base salaries based on historical levels and industry averages and provided for annual bonus payments equal to varying percentages of base salary, with the bonus payments contingent on meeting preestablished performance measures. The determination of base salaries and bonus percentages was not based on specific objective criteria. No specific weight was given to any of the factors considered.

         Stock Awards. The Stock Option Plan was adopted at the time the Company went public in 1994 for the purpose of providing long term incentives to key employees and motivating key employees to improve the performance of the Company's stock. The Compensation Committee, which administers the Stock Option Plan, granted additional options to executive officers as set forth above under "Options/SAR Grants in Last Fiscal Year." The determination to grant such options was based on a number factors, including recommendations of the Chairman and the Compensation Committee's subjective perception of the individual's performance and historical and anticipated future contributions to the success of the Company. The determination was not based on specific objective criteria and no specific weight was given to any of the factors considered.

         The following members of the Board of Directors respectfully submit this report:

Jay L. Schottenstein       Saul Schottenstein        John L. Marakas*          Martin P. Doolan
George Kolber              Thomas R. Ketteler        David W. Thompson         Ari Deshe
Jon P. Diamond             Gilbert W. Harrison       Michael G. Jesselson*     Gerald E. Wedren*

*Members of the Compensation and Stock Option Committee.

                                PERFORMANCE GRAPH

         The following graph shows the percentage change in the cumulative total return performance to holders of the Company's Common Stock with that of The Nasdaq Stock Market - U.S. Index and the Standard & Poor's Specialty Apparel Index, both of which are published indexes. This comparison includes the period beginning April 14,1994, the effective date the Company's Common Stock was registered under the Securities and Exchange Act of 1934, through January 30, 1999. The Company's Common Stock is traded on The Nasdaq National Market under the symbol "AEOS". The comparison of the cumulative total returns for each investment assumes that $100 was invested in the Company's Common Stock on April 14, 1994 and in the respective index on March 31, 1994.

                COMPARISON OF 57 MONTH CUMULATIVE TOTAL RETURN*
                     AMONG AMERICAN EAGLE OUTFITTERS, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE S&P RETAIL (SPECIALTY APPEREL) INDEX



* $100 INVESTED ON 4/14/94 IN STOCK OR ON 3/31/94 IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JANUARY 31.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Jay L. Schottenstein, George Kolber,and Roger S. Markfield, all of whom are executives of the Company, are also members of the Company's Board of Directors. As stated, the Company's Chairman and Chief Executive Officer, Jay L. Schottenstein, with the input of the Compensation Committee, determined the annual salary and bonus compensation of the officers of the Company, other than the Chairman's.

         The Compensation Committee administers and grants options under the Company's 1994 Stock Option Plan. The Compensation Committee consists of John L. Marakas, Gerald E. Wedren, and Michael G. Jesselson. None of the members are present or former officers of the Company or have affiliates that are parties to agreements with the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Schottenstein family owns 100% of RVI. On April 15, 1999, the Schottenstein family, through its ownership of RVI, as well as personal holdings, beneficially owns approximately 46% of the outstanding shares of Common Stock of the Company. As long as the Schottenstein family owns a substantial portion of the Company's voting shares, they will have significant influence over any action requiring a stockholder.

         The Company entered into a Plan of Reorganization and Agreement and Plan of Merger with Natco Industries, Inc. ("Natco") and Thorn Hill Acquisition Corp. ("Newco"), a wholly owned subsidiary of Natco, with the Company surviving the merger and becoming a wholly owned subsidiary of Natco. Natco is related to the Company through common controlling stockholders. This merger was done by the Company to (i) eliminate Natco's potential conflicts of interest as to the financial objectives of the Company, (ii) obtain the benefits of the holding company structure arising from the reorganization and merger, and (iii) reduce the concentration of ownership of the Company providing the opportunity to increase liquidity in the market and enhance the Company's long-term ability to raise capital. The merger was approved by the stockholders on March 29, 1999 and became effective on April 7, 1999.

         The Company and its subsidiaries have certain relationships and transactions with other entities controlled by the Schottenstein family. The Company's Bylaws provides that any such related party transaction will be subject to approval by a majority of the disinterested directors of the Company and will be on terms which, in the judgment of such directors, will be no less favorable to the Company than could be obtained from unaffiliated parties.

OFFICE/DISTRIBUTION CENTER LEASE

         The Company leases its distribution center and headquarters offices from an affiliate, Linmar Realty Company, a partnership owned indirectly by the Schottenstein family. A new lease was entered into, effective January 1, 1996, in connection with the completion of an addition to the facility during 1995. This lease expires on December 31, 2010. The new lease requires minimum rent payments of $4.09 per square foot for the first five years to $5.96 per square foot for the last five years of the lease. Additionally, the Company is required to pay all real estate taxes, insurance, maintenance and certain other expenses. For Fiscal 1998, the Company recorded $1,548,000 of rent expense under the lease. The Company is currently in negotiations with Linmar Realty Company to expand its distribution center by 120,000 square feet.

IMPORT SERVICES AGREEMENT

         Under the terms of an Import Services Agreement with Value City Imports, the import division of SSC ("VCI"), VCI processes the paperwork for import transactions for the Company and its subsidiaries for which it receives a fee of one or two percent of the value of the imports plus one-half percent for insurance charges. For Fiscal 1998, the Company and its subsidiaries paid VCI approximately $2,600,000 for such services. The import service for merchandise processed through VCI accounted for approximately 81% of the Company's total purchases for Fiscal 1998.

         During 1998, the Company advanced approximately $8,800,000 to VCI for estimated expenses incurred on behalf of the Company, but not billed. As of January 30, 1999, these advances exceeded the billings for goods in-transit in the amount of $1,900,000 and was classified in accounts and note receivable on the Consolidated Balance Sheet.

MERCHANDISE SERVICES AGREEMENT

          From time to time, the Company sells its overstock merchandise to VCD, with limited restrictions regarding presentation of the merchandise. For Fiscal 1998, the Company sold approximately $1,540,000 in merchandise to VCD.

OTHER RELATIONSHIPS

         The Company purchases merchandise from Azteca Production International ("Azteca"), a company that is owned by Paul Guez and members of his family (the "Guez Family"). Mr. Guez has provided services to the Company and owns 18,750 shares of the Company's stock subject to a restricted stock agreement with the Company. On February 8, 1995, a company controlled by the Guez Family, S.H.D. Investments, LLC ("SHD"), purchased 4,500,000 shares of the Company's common stock, as adjusted for stock splits, from Sam Forman, a former officer and director of the Company. SSC guaranteed a bank loan obtained by SHD in connection with the acquisition. In December 1998, SHD redeemed a portion of the interests in the Company and distributed 1,000,000 shares of Company stock. During Fiscal 1998, the Company purchased approximately $33,000,000 of merchandise from Azteca.

         In June 1997, the Company provided a short-term loan in the amount of $3,000,000 to Azteca Production International. The terms of the note include annual interest at 7% plus margin defined as the difference between 8.5% and National City Bank's prime lending rate. The loan was paid off in April 1998.


          PROPOSAL TWO: APPROVAL OF THE AMERICAN EAGLE OUTFITTERS, INC.
                            1999 STOCK INCENTIVE PLAN

         At the Annual Meeting there will be submitted to stockholders a proposal to adopt the American Eagle Outfitters, Inc. 1999 Stock Incentive Plan (the "1999 Plan"). The Board of Directors has unanimously approved the adoption of the 1999 Plan. This summary of the principal features of the 1999 Plan is qualified in its entirety by the full text of the Plan, which is attached hereto as Appendix A and incorporated herein by reference. A vote in favor of adopting the 1999 will constitute approval of all terms of the 1999 Plan, including those applicable to "covered officers" designated by the Compensation Committee.

Purpose

         The 1999 Plan is intended to further the growth and profitability of the Company by providing increased incentives to and encourage stock ownership on the part of (1) certain employees of the Company and its affiliates, (2) consultants who provide significant services to the Company and its affiliates ("consultants"), and (3) directors of the Company who are employees of neither the Company nor any affiliate ("nonemployee directors").

General

         The 1999 Plan permits the granting of stock options, stock appreciation rights, restricted stock awards, performance units and performance shares (collectively, "Awards") to eligible participants. The total number of shares of the Company's common stock available for Awards to be granted under the 1999 Plan is 4,000,000 shares, after adjusting for the May 1999 two-for-one stock split. If an Award expires or is canceled without having been fully exercised or vested, the unvested or canceled shares will be available again for grants of Awards.

Administration of the 1999 Plan

         The 1999 Plan is administered by the Compensation and Stock Option Committee of the Company's Board of Directors. The members of the Compensation Committee must qualify as "non-employee directors" under Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"), and as "outside directors" under section 162(m) of the Internal Revenue Code (the "Code"). Subject to the terms of the 1999 Plan, the Compensation Committee has the sole discretion to determine the key employees and consultants who shall be granted Awards, the terms and conditions of such Awards, and to construe and interpret the 1999 Plan. The Compensation Committee also is responsible for making adjustments in outstanding Awards, the shares available for Awards, and the numerical limitations for Awards to reflect any transactions such as stock splits or stock dividends. The Compensation Committee may delegate its authority to one or more directors or officers, but only the Compensation Committee can make Awards to participants who are executive officers of the Company. The Board of Directors may amend or terminate the 1999 Plan at any time and for any reason, but to the extent required under Rule 16b-3, material amendments to the 1999 Plan must be approved by stockholders.

Eligibility to Receive Awards

         Management and key employees and consultants of the Company and its affiliates (i.e., any corporation or other entity controlling, controlled by, or under common control with the Company) are eligible to be selected to receive one or more Awards. The estimated number of eligible participants is approximately 900 persons. The actual number of employees and consultants who will receive Awards under the 1999 Plan cannot be determined because eligibility for participation in the Plan is at the discretion of the Compensation Committee. No participant may receive Awards covering more than 2,000,000 shares under the 1999 Plan. The 1999 Plan also permits nonemployee directors to elect to receive all or part of their annual retainer in shares of the Company's common stock, and provides for the automatic grant of options to purchase 3,750 shares each fiscal quarter to nonemployee directors. Nonemployee directors are not eligible for any of the other Awards available under the 1999 Plan.

Awards to Covered Officers

         For each performance period, the Compensation Committee will designate, prior to the completion of 25% of the period (or such earlier or later date as is permitted or required by Section 162(m)), which executive officers are deemed to be "covered officers," the deductibility of whose compensation may be limited by Section 162(m). All Awards to covered officers must be made in a manner that allows for the full deductibility of the Award by the Company. In general, options granted at fair market value will qualify. All other Awards must be contingent on the achievement of one or more "performance goals," based on the business criteria of the type defined in the 1999 Plan, in amounts determined by the Compensation Committee prior to the completion of 25% of the performance period. Extraordinary events, as defined in the 1999 Plan will either be excluded or included in determining whether performance goals are achieved, whichever will produce the higher Award. The Compensation Committee does, however, have the discretion to reduce the amount of any Award, taking into consideration extraordinary events or other factors. In no event can an Award under the 1999 Plan to a covered officer be increased. Awards may be paid to covered officers only after the Compensation Committee has certified in writing that the performance goals have been achieved.

Options

         The Compensation Committee may grant incentive stock options, which entitled the holder to favorable tax treatment, and/or nonqualified stock options. The number of shares covered by each option is determined by the Compensation Committee. The price of the shares of the Company's common stock subject to each option is set by the Compensation Committee but cannot be less than 25% of the fair market value of the shares on the date of grant. In addition, the exercise price of an incentive stock option must be at least 100% of fair market value on the grant date or 110% of fair market value if the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

         The exercise price of each option must be paid in full at the time of exercise. The Compensation Committee also may permit payment through the tender of shares of the Company's common stock already owned by the participant, or by any other means which the Compensation Committee determines to be consistent with the Plan's purpose. Any taxes required to be withheld must be paid by the participant at the time of exercise. If the exercise price of an option is paid in shares, the Compensation Committee may provide that the participant will receive a new option covering a number of shares equal to the number of shares tendered to exercise the previously granted option, including shares used for tax withholding. The terms and conditions of the new option generally will be similar to the terms and conditions applicable to the exercised option, except that the new option will have an exercise price determined on the date of its grant.

         Options become exercisable and terminate at the times and on the terms established by the Compensation Committee, but options generally may not expire later than 10 years after the date of grant.

Stock Appreciation Rights

         Stock appreciation rights ("SARs") may be granted as a separate Award or together with an option. Upon exercise of an SAR, the participant will receive a payment from the Company equal to: (1) the excess of the fair market value of a share on the date of exercise over the exercise price, times (2) the number of shares with respect to which the SAR is exercised. SARs may be paid in cash or shares of the Company's common stock, as determined by the Compensation Committee. The number of shares covered by each SAR is determined by the Compensation Committee. The Compensation Committee also determines the other terms and conditions of each SAR. SARs expire at the times established by the Compensation Committee, but subject to the same maximum time limits as are applicable to employee options granted under the 1999 Plan.

Restricted Stock Awards

         Restricted stock awards are shares of the Company's common stock which vest in accordance with terms established by the Compensation Committee in its discretion. For example, the Compensation Committee may provide that restricted stock will vest only if one or more performance goals are satisfied and/or only if the participant remains employed with the Company for a specified period of time. Any performance measures may be applied on a Company-wide or an individual business unit basis, as deemed appropriate in light of the participant's specific responsibilities.

Performance Units and Performance Shares

         Performance units and performance shares are amounts credited to a bookkeeping account established for the participant. A performance unit has an initial value that is established by the Compensation Committee at the time of its grant. A performance share has an initial value equal to the fair market value of a share of the Company's common stock on the date of grant. Whether a performance unit or share actually will result in a payment to a participant will depend upon the extent to which performance goals established by the Compensation Committee are satisfied. The applicable performance goals and all other terms and conditions of the Award are determined by the Compensation Committee. After a performance unit or share has vested, that is, after the applicable performance goal or goals have been achieved, the participant will be entitled to a payment of cash and/or common stock, as determined by the Compensation Committee. The Compensation Committee also may waive the achievement of any performance goals for any performance units or shares, but not for executive officers.

Nonemployee Director Options and Stock

         The 1999 Plan also provides for the automatic grant of stock options to nonemployee directors. Each nonemployee director automatically will receive, as of the first trading day in each fiscal quarter, an option to purchase 3,750 shares. The exercise price of each nonemployee director option is 100% of the fair market value of the shares on the date of grant. Each such option becomes exercisable one year after the date of grant, assuming continuous service as a nonemployee director.

         All options granted to nonemployee directors will expire ten years after the date of grant. If a director terminates service on the Board prior to an option's normal expiration date, the option will terminate three months after termination of service for any reason other than death, disability or retirement, but not later than the original maximum term of the option. Options will expire one year after termination on account of retirement, disability or death. The nonemployee director provisions of the 1999 Plan are administered by the Board of Directors rather than the Compensation Committee.

         The 1999 Plan also permits each nonemployee director to elect to forego receipt of all or a portion of the director's meeting fees in exchange for shares of the Company's common stock having a fair market value equal to the amount of foregone compensation. The number of shares received is determined by dividing the amount of foregone compensation by the fair market value of a share on the date that the compensation otherwise would have been paid.

Forfeiture

         If a participant or former participant engages in breach of conduct, including conduct prejudicial to or in conflict with the Company or an affiliate or competes with the Company, all outstanding and unexercised Awards may be cancelled and terminated. In addition, participants may have to reimburse the Company for any gain realized or payment received upon the exercise or payment of an Award within one year of the harmful behavior.

Awards to be Granted to Certain Individuals and Groups

         As described above, the Compensation Committee has discretion to determine the number and type of Awards to be granted to any employee or consultant. Accordingly, the actual number and type of Awards to be granted in the future is not determinable, other than the automatic grant of options to nonemployee directors. The following table sets forth the aggregate number of stock options and shares of restricted stock granted under the 1999 Plan to date, in each case as adjusted for the May 1999 stock split and subject to approval of the 1999 Plan by stockholders.

                                                                                    Option       Restricted
Name of Individual or Group                                                          Shares        Shares
---------------------------                                                          ------        ------
Jay L. Schottenstein, Chairman and Chief Executive Officer                           150,000          none
George Kolber, Vice Chairman and Chief Operating Officer                             150,000          none
Roger S. Markfield, President and Chief Merchandising Officer                        600,000       200,000
Laura A. Weil, Executive Vice President and Chief Financial Officer                   50,000          none
Joseph E. Kerin, Executive Vice President and Director of Store Operations            40,000          none
All executive officers, as a group                                                 1,011,000       200,000
All directors who are not executive officers, as a group                              67,500          none
All employees who are not executive officers, as a group                             400,000       120,000

Nontransferability of Options

         Except for nonqualified stock options, Awards granted under the 1999 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. Nonqualified stock options may be transferred for no consideration to family members or to trusts or other entities for their benefit, or to other persons, if approved by the Compensation Committee.

Tax Aspects

         Based on management's understanding of current federal income tax laws, the tax consequences of the grant of Awards under the 1999 Plan are, generally, as follows.

         A recipient of an option or SAR granted under the 1999 Plan will not have regular taxable income at the time of grant.

         Upon exercise of a nonqualified stock option or SAR, the optionee generally must recognize taxable income in an amount equal the fair market value on the date of exercise of the shares exercised, minus the exercise price. Any gain or loss recognized upon any later sale or other disposition of the acquired shares generally will be capital gain or loss.

         Upon exercise of an incentive stock option, the optionee generally will not be required to recognize any regular taxable income on account of such exercise. The optionee will have alternative minimum taxable income. Upon a later sale or other disposition of the shares, the optionee must recognize long-term capital gain or ordinary taxable income, depending upon whether the optionee holds the shares for specified holding periods.

         A participant who receives restricted stock or performance units or shares will not recognize taxable income upon receipt, but instead will recognize ordinary income when the shares or units vest. Alternatively, with respect to restricted stock, a participant may elect under section 83(b) of the Code to be taxed at the time of receipt. In all cases, the amount of ordinary income recognized by the participant will be equal to the fair market value of the shares at the time income is recognized, less the amount of any price paid for the shares. In general, any gain recognized thereafter will be capital gain.

         At the discretion of the Compensation Committee, a participant may satisfy tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an Award by electing to have shares withheld, or by delivering to the Company already-owned shares, having a value equal to the amount required to be withheld.

         The Company generally will be entitled to a tax deduction in connection with an Award made under the 1999 Plan only to the extent that the participant recognizes ordinary income from the Award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or qualifies as "performance-based" compensation under section 162(m). The 1999 Plan has been designed so that, assuming its approval by stockholders at the Annual Meeting, Awards to covered officers should qualify as performance-based compensation under section 162(m).

Required Vote

         The adoption of the 1999 Plan requires the affirmative vote of a majority of the shares represented and voting, in person or by proxy, at the Annual Meeting. No Awards will be paid pursuant to the 1999 Plan if stockholder approval is not obtained.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE 1999 STOCK INCENTIVE PLAN.


REPORT TO BE PRESENTED AT THE MEETING

         At the meeting, the Company's Fiscal 1998 Report will be presented to stockholders for the year ended January 30, 1999. This report contains financial statements and the report of Ernst & Young LLP, independent auditors, with respect to such financial statements. It is anticipated that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire. The Fiscal 1998 Report is not to be regarded as proxy soliciting material and the Company does not intend to ask, suggest or solicit any action from the stockholders with respect to such report.

COST OF SOLICITATION OF PROXIES

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.

STOCKHOLDER PROPOSALS

         Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Stockholders. Other proposals may be submitted by the Board of Directors or the stockholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a stockholder for inclusion in the Proxy Statement for the Annual Meeting of Stockholders to be held in 2000 must be received by the Company (addressed to the attention of the Secretary) on or before January 5, 2000. To be submitted at the meeting, any such proposal must be a proper subject for stockholder action under the laws of the State of Delaware, and must otherwise conform to applicable requirements of the Proxy Rules of the Securities and Exchange Commission.

OTHER MATTERS

         The only business which the management intends to present at the meeting consists of the matters set forth in this statement. The Management knows of no other matters to be brought before the meeting by any other person or group. If any other matter should properly come before the meeting, the proxy enclosed confers upon the persons designated herein authority to vote thereon in their discretion.

         THE COMPANY'S FISCAL 1998 REPORT, INCLUDING FINANCIAL STATEMENTS, WAS FURNISHED TO STOCKHOLDERS PRIOR TO OR CONCURRENTLY WITH THE MAILING OF THIS PROXY STATEMENT. EXTRA COPIES OF THE ANNUAL REPORT AND COPIES OF THE COMPANY'S REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE UPON REQUEST, DIRECTED TO LAURA A. WEIL, CHIEF FINANCIAL OFFICER OF THE COMPANY, AT 150 THORN HILL DRIVE, WARRENDALE, PENNSYLVANIA 15086-7528.

                                                                      APPENDIX A

                         AMERICAN EAGLE OUTFITTERS, INC.

                            1999 STOCK INCENTIVE PLAN

1.       Background, Purpose and Duration
         --------------------------------

         1.1 Effective Date. The Plan is effective as of March 17, 1999, subject to ratification by an affirmative vote of the holders of a majority of the Shares which are present in person or by proxy and entitled to vote at the 1999 Annual Meeting of Stockholders. Awards may be granted prior to the receipt of such vote, but such grants shall be null and void if such vote is not in fact received.

         1.2 Purpose of the Plan. The Plan is intended to further the growth and profitability of the Company by providing increased incentive to and encourage Share ownership on the part of (1) employees of the Company and its Affiliates,
(2) consultants who provide significant services to the Company and its Affiliates, and (3) directors of the Company who are not employees of the Company. All management and key Employees, Consultants and Directors of the Company are eligible to receive Awards under the Plan.

2.       Definitions
         -----------

         The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

         2.1 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

         2.2 "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

         2.3 "Affiliated SAR" means a SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

         2.4 "Award" means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.

         2.5 "Award Agreement" means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

         2.6 "Board" means the Board of Directors of the Company.

         2.7 "Change of Control" will be deemed to have occurred if and when (i) a person, partnership, corporation, trust or other entity ("Person") acquires or combines with the Company, or 50 percent or more of its assets or earning power, in one or more transactions, and after such acquisition or combination, less than a majority of the outstanding voting shares of the Person surviving such transaction (or the ultimate parent of the surviving Person) are owned by the owners of the voting shares of the Company outstanding immediately prior to such acquisition or combination; or (ii) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period are members of the Board ("Original Board Members") cease for any reason to constitute at least a majority of the Board, unless the election of each Board member who was not an

Original Board Member has been approved in advance by Board members representing at least two-thirds of the Board members then in office who were Original Board Members or elected by them.

         2.8 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

         2.9 "Committee" means the Compensation Committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

         2.10 "Company" means American Eagle Outfitters, Inc., a Delaware corporation, its Subsidiaries and any successors.

         2.11 "Consultant" means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

         2.12 "Covered Officers" means those Participants who the Compensation Committee designates, for each Performance Period, in order to maintain qualified performance-based compensation within the meaning of Section 162(m).

         2.13 "Director" means any individual who is a member of the Board.

         2.14 "Disability" means a permanent and total disability within the meaning of Code section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Compensation Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Compensation Committee from time to time.

         2.15 "Employee" means any management or key employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

         2.16 "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

         2.17 "Extraordinary Events" shall mean (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) capital gains and losses, (vi) special charges in connection with the mergers and acquisitions, and (vii) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operation appearing or incorporated by reference in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the applicable year.

         2.18 "Fair Market Value" means (i) the average of the high and low sales price per share reported on the NASDAQ National Market, if the shares are so traded, or (ii) if the Shares are listed on a securities exchange, the average of the high and low sales price per share reported on such exchange, in each case on the Grant Date, or if there be no reported sale on that date, the next preceding date on which the Shares were traded. In all other cases, the fair market value will be determined in accordance with procedures established in good faith by the Compensation Committee and with respect to Incentive Stock Options, conforming to regulations issued by the Internal Revenue Service regarding incentive stock options the fair market value of a Share on a particular date, as determined by the Compensation Committee in good faith.

         2.19 "Fiscal Year" means the fiscal year of the Company.

         2.20 "Freestanding SAR" means a SAR that is granted independently of any Option.

         2.21 "Grant Date" means, with respect to an Award, the date that the Award was granted.

         2.22 "Incentive Stock Option" means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of section 422 of the Code.

         2.23 "Nonemployee Director" means a Director who is not an employee of the Company.

         2.24 "Nonqualified Stock Option" means an option to purchase Shares which is not intended to be an Incentive Stock Option.

         2.25 "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

         2.26 "Participant" means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

         2.27 "Performance Goal" shall mean any one or more of the following performance criteria:

         (a) Income (loss) per common share from continuing operations as disclosed in the Company's annual report to stockholders for a particular Fiscal Year; or

         (b) Income (loss) per common share from income as disclosed in the Company's annual report to stockholders for a particular Fiscal Year; or

         (c) Income (loss) per common share or income (loss) per common share from continuing operations excluding (i) extraordinary charge(s); and/or (ii) any accruals for restructuring programs, merger integration costs, or merger transaction costs; and/or (iii) other unusual or infrequent items (whether gains or losses) as defined by generally accepted accounting principles (GAAP) which are disclosed as a separate component of income or loss on the face of the income statement or as may be disclosed in the notes to the financial statements (hereinafter "EPS"); or

         (d) Ratio of (i) operating profit, or other objective and specific income (loss) category results to (ii) average common shares outstanding (adjustments to (i) in this paragraph may be made at the time of the goal/target establishment by the Compensation Committee in its discretion); or

         (e) Any of items (a), (b), (c) or (d) on a diluted basis as described in Statement of Financial Accounting Standards No. 128 including official interpretations or amendments thereof which may be issued from time to time as long as such interpretations or amendments are utilized on the face of the income statement or in the notes to the financial statements disclosed in the Company's annual report to stockholders; or

         (f) Common Stock price; or

         (g) Total stockholder return expressed on a dollar or percentage basis as is customarily disclosed in the proxy statement accompanying the notice of annual meetings of stockholders; or

         (h) Income (loss) (i) from continuing operations before extraordinary charge(s), or (ii) before extraordinary charge (s), or (iii) net, as the case may be, adjusted to remove the effect of any accruals for restructuring programs or other unusual or infrequent items as defined by generally accepted accounting principles (GAAP) disclosed as a separate component of income on the face of the income statement or in the notes to the financial statements; or

         (i) Net income; or

         (j) Income (loss) before income taxes; or

         (k) Percentage increase in comparable store sales as disclosed in the Company's annual report; or

         (l) Any of items (a) through (k) above with respect to any Subsidiary, Affiliate, division, business unit or business group of the Company whether or not such information is included in the Company's annual report to stockholders, proxy statement or notice of annual meeting of stockholders; or

         (m) Any of items (a) through (m) above with respect to a Performance Period whether or not such information is included in the Company's annual report to stockholders, proxy statement or notice of annual meetings of stockholders; or

         (n) Total Stockholder Return Ranking Position meaning the relative placement of the Company's Total Stockholder Return compared to those publicly held companies in the company's peer group as established by the Compensation Committee prior to the beginning of a vesting period or such later date as permitted under the Code. The peer group shall be comprised of not less than six
(6) companies, including the Company; or

         (o) Any other objective criteria established by the Compensation Committee and approved by the stockholders of the Company prior to payment of any Award based on the criteria. With respect to items (a), (b), (c) and (d) above, other terminology may be used for "income (loss) per common share" (such as "Basic EPS", "earnings per common share", "diluted EPS", or "earnings per common share-assuming dilution") as contemplated by Statement of Financial Accounting Standards No. 128.

         2.28 "Performance Period" means the Fiscal Year except in the following cases: (1) the Employee's service period within a Fiscal Year in the case of a new hire or promoted Employee; or (2) a period of service determined at the discretion of the Compensation Committee prior to the expiration of more than 25% of the period.

         2.29 "Performance Share" means a Performance Share granted to a Participant pursuant to Section 8.

         2.30 "Performance Unit" means a Performance Unit granted to a Participant pursuant to Section 8.

         2.31 "Period of Restriction" means the period during which shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.

         2.32 "Plan" means the American Eagle Outfitters, Inc. 1999 Stock Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

         2.33 "Restricted Stock" means an Award granted to a Participant pursuant to Section 7.

         2.34 "Retirement" means, in the case of an Employee, a Termination of Service by reason of the Employee's retirement at or after his or her having achieved a combination of years of age and years of employment by the Company or any Affiliate which equal or exceed 70 years. With respect to a Consultant, no Termination of Service shall be deemed to be on account of "Retirement." With respect to a Nonemployee Director, "Retirement" means termination of service on the Board with the consent of the remaining Directors.

         2.35 "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.

         2.36 "Section 16 Person" means a person who, with respect to the Shares, is subject to section 16 of the 1934 Act.

         2.37 "Shares" means the shares of the Company's common stock, $.01 par value.

         2.38 "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as a SAR.

         2.39 "Subsidiary" means any entity in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the chain then owns fifty percent (50%) or more of the total combined voting power in one of the other entities in the chain.

         2.40 "Tandem SAR" means a SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

         2.41 "Termination of Service" means (a) in the case of an Employee, a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between a Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Nonemployee Director's service on the Board for any reason.

3.       Administration
         --------------

         3.1 The Compensation Committee. The Plan shall be administered by the Compensation Committee. The Compensation Committee shall consist of not less than two (2) Directors. The members of the Compensation Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board. The Compensation Committee shall be comprised solely of Directors who both are
(a) "non-employee directors" under Rule 16b-3, and (b) "outside directors" under section 162(m) of the Code.

         3.2 Authority of the Compensation Committee. It shall be the duty of the Compensation Committee to administer the Plan in accordance with the Plan's provisions. The Compensation Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards (other than the Options granted to Nonemployee Directors pursuant to Section 9), (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

         3.3 Delegation by the Compensation Committee. The Compensation Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors or officers of the Company; provided, however, that the Compensation Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan's qualification under Section 162(m) of the Code or Rule 16b-3.

         3.4 Nonemployee Directors. Notwithstanding any contrary provision of this Section 3, the Board shall administer Section 9 of the Plan, and the Compensation Committee shall exercise no discretion with respect to Section 9. In the Board's administration of Section 9 and the Options and any Shares granted to Nonemployee Directors, the Board shall have all of the authority and discretion otherwise granted to the Compensation Committee with respect to the administration of the Plan.

         3.5 Decisions Binding. All determinations and decisions made by the Compensation Committee, the Board, and any delegate of the Compensation Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

4.       Shares Subject to the Plan
         --------------------------

         4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 2,000,000. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

         4.2 Lapsed Awards. If an Award terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award.

         4.3 Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Compensation Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limit of Section 10.5 in such manner as the Compensation Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Awards. In the case of Options granted to Nonemployee Directors pursuant to Section 9, no adjustments by stock dividends or split up will be made to the number of Shares in original grants (i.e., 3,750 per quarter), but the foregoing adjustments to outstanding Options may be made by the Board in its sole discretion to prevent the dilution or diminution of such Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

         4.4 Acceleration on Change of Control. If a Change of Control occurs, all outstanding Options granted under the Plan will become immediately exercisable to the extent of 100% of the Shares subject thereto notwithstanding any contrary exercise or vesting periods specified in this Plan or in any applicable Award Agreement.

5.       Stock Options
         -------------

         5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as determined by the Compensation Committee in its sole discretion. The Compensation Committee, in its sole discretion, shall determine the number of Shares subject to each Option. The Compensation Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

         5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Compensation Committee, in its discretion, shall determine. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. In the Award Agreement with respect to each Option, the Participant, in consideration of the granting of the Option, shall agree to remain in the employ or service of the Company or an Affiliate for a period of at least one year from the Grant Date (but subject to Section 11.2).

         5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Compensation Committee in its sole discretion.

         5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than twenty-five percent (25%) of the Fair Market Value of a Share on the Grant Date.

         5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

         5.3.3 Substitute Options. Notwithstanding the provisions of Sections
5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Compensation Committee, in its sole discretion and consistent with section 424(a) of the Code, shall determine the exercise price of such substitute Options.

         5.4 Expiration of Options.

         5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

         (a) The date for termination of the Option set forth in the written Award Agreement; or

         (b) The expiration of ten (10) years from the Grant Date; or

         (c) Immediately upon the date and time of the Participant's Termination of Service for a reason other than the Participant's death, Disability or Retirement, unless the Compensation Committee in its sole discretion elects to extend the exercisability of an Option to not more than three (3) months from Termination of Service; or

         (d) The expiration of one (1) year from the date of the Participant's Termination of Service by reason of death, Disability or Retirement (except as provided in Section 5.8.2 regarding Incentive Stock Options).

         5.4.2 Committee Discretion. Subject to the limits of Sections 5.4.1, the Compensation Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

         5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Compensation Committee shall determine in its sole discretion. After an Option is granted, the Compensation Committee, in its sole discretion, may accelerate the exercisability of the Option. However, in no event may any Option granted to a Section 16 Person be exercisable until at least six (6) months following the Grant Date.

         5.6 Payment. Options shall be exercised by the Participant's delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

         Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Compensation Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Compensation Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

         As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.

         5.7 Restrictions on Share Transferability. The Compensation Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

         5.8 Certain Additional Provisions for Incentive Stock Options.

         5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

         5.8.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant's Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Compensation Committee permits later exercise.

         5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

         5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

         5.9 Grant of Reload Options. The Compensation Committee may provide in an Award Agreement that a Participant who exercises all or part of an Option by payment of the Exercise Price with already-owned Shares, shall be granted an additional option (a "Reload Option") for a number of shares of stock equal to the number of Shares tendered to exercise the previously granted Option plus, if the Compensation Committee so determines, any Shares withheld or delivered in satisfaction of any tax withholding requirements. As determined by the Compensation Committee, each Reload Option shall: (a) have a Grant Date which is the date as of which the previously granted Option is exercised, and (b) be exercisable on the same terms and conditions as the previously granted Option, except that the Exercise Price shall be determined as of the Grant Date.

6.       Stock Appreciation Rights
         -------------------------

         6.1 Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Employees and Consultants at any time and from time to time as shall be determined by the Compensation Committee, in its sole discretion. The Compensation Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. The Compensation Committee shall have complete discretion to determine the number of SARs granted to any Participant.

         6.1.1 Exercise Price and Other Terms. The Compensation Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR shall be not less than twenty-five percent (25%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs shall equal the Exercise Price of the related Option. In no event shall a SAR granted to a Section 16 Person become exercisable until at least six (6) months after the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

         6.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

         6.3 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Compensation Committee, in its sole discretion, shall determine. However, no SAR granted to a Section 16 Person shall be exercisable until at least six (6) months after the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

         6.4 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Compensation Committee, in its sole discretion, shall determine.

         6.5 Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Compensation Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of
Section 5.4 also shall apply to SARs.

         6.6 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

         (b) The number of Shares with respect to which the SAR is exercised.

         At the discretion of the Compensation Committee, payment for a SAR may be in cash, Shares or a combination thereof.

7.       Restricted Stock
         ----------------

         7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Compensation Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Consultants in such amounts as the Compensation Committee, in its sole discretion, shall determine. The Compensation Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant.

         7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, any price to be paid for the Shares, and such other terms and conditions as the Compensation Committee, in its sole discretion, shall determine. Unless the Compensation Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

         7.3 Transferability. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. In no event may the restrictions on Restricted Stock granted to a Section 16 Person lapse prior to six (6) months following the Grant Date.

         7.4 Other Restrictions. The Compensation Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4. For example, the Compensation Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable Federal or state securities laws, or any other basis determined by the Compensation Committee in its discretion. The Compensation Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of the restrictions applicable to such Shares.

         7.5 Removal of Restrictions. Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Compensation Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and remove any restrictions; provided, however, that the Period of Restriction on Shares granted to a Section 16 Person may not lapse until at least six (6) months after the Grant Date. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section
7.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

         7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

         7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. With respect to Restricted Stock granted to a Section 16 Person, any dividend or distribution that constitutes a "derivative security" or an "equity security" under section 16 of the 1934 Act shall be subject to a Period of Restriction equal to the longer of: (a) the remaining Period of Restriction on the Shares of Restricted Stock with respect to which the dividend or distribution is paid; or (b) six (6) months.

         7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

8.       Performance Units and Performance Shares
         ----------------------------------------

         8.1 Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Employees and Consultants at any time and from time to time, as shall be determined by the Compensation Committee, in its sole discretion. The Compensation Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to any Participant.

         8.2 Initial Value. Each Performance Unit shall have an initial value that is established by the Compensation Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

         8.3 Performance Objectives and Other Terms. The Compensation Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Shares that will be paid out to the Participants. The Compensation Committee may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Compensation Committee in its discretion. The time period during which the performance objectives must be met shall be called the "Performance Period". Performance Periods of Awards granted to Section 16 Persons shall exceed six (6) months in length (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3). Each Award of Performance Units/Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Compensation Committee, in its sole discretion, shall determine.

         8.4 Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout of the number of Performance Units or Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives have been achieved. After the grant of a Performance Unit or Share, the Compensation Committee, in its sole discretion, may reduce or waive any performance objectives for Award; provided that Performance Periods of Awards granted to Section 16 Persons shall not be less than six (6) months (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

         8.5 Form and Timing of Payment. Payment of earned Performance Units or Performance Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Compensation Committee, in its sole discretion, may pay earned such Awards in cash, Shares or a combination thereof.

         8.6 Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Performance Units or Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

9.       Nonemployee Directors
         ---------------------

         9.1 Granting of Options. If any class of equity securities of the Company is registered under section 12 of the 1934 Act, on the first trading day of each fiscal quarter of the Company, each Nonemployee Director will automatically receive under the Plan a Nonqualified Stock Option to purchase 3,750 Shares. Future automatic grants will cease and be suspended at any time that there are not sufficient Shares available under the Plan. Grants of Options under this Section 9 shall supersede and replace the automatic grant of options under the Company's 1994 Stock Option Plan.

         9.2 Terms of Options.

         9.2.1 Option Agreement. Each Option granted pursuant to this Section 9 shall be evidenced by a written stock option agreement which shall be executed by the Participant and the Company.

         9.2.2 Exercise Price. The Exercise Price for the Shares subject to each Option granted pursuant to this Section 9 shall be 100% of the Fair Market Value of such Shares on the Grant Date.

         9.2.3 Exercisability. Each Option granted pursuant to this Section 9 shall become exercisable in full one year after the date the Option is granted. If a Nonemployee Director incurs a Termination of Service for a reason other than Retirement, death or Disability, his or her Options which are not exercisable on the date of such Termination shall never become exercisable. If the Termination of Service is on account of Retirement, death or Disability, the Option shall become exercisable in full on the date of the Termination of Service.

         9.2.4 Expiration of Options. Each Option shall terminate upon the first to occur of the following events:

         (a)  The expiration of ten (10) years from the Grant Date; or

         (b) The expiration of three (3) months from the date of the Participant's Termination of Service for a reason other than death, Disability or Retirement; or

         (c) The expiration of one (1) year from the date of the Participant's Termination of Service by reason of Disability or Retirement.

         9.2.5 Death of Director. Notwithstanding Section 9.2.4, if a Director dies prior to the expiration of his or her options in accordance with Section 9.2.4, his or her options shall terminate one (1) year after the date of his or her death.

         9.2.6 Special Rule for Retirement. Notwithstanding the provisions of
Section 9.2.4, if the exercisability of an Option is accelerated under Section
9.2.3 on account of the Participant's Retirement, such Option shall terminate upon the first to occur of: (a) The expiration of ten (10) years from the date the Option was granted; or (b) the expiration of one year from the date of the Participant's death.

         9.2.7 Not Incentive Stock Options. Options granted pursuant to this
Section 9 shall not be designated as Incentive Stock Options.

         9.2.8 Other Terms. All provisions of the Plan not inconsistent with this Section 9 shall apply to Options granted to Nonemployee Directors; provided, however, that Section 5.2 (relating to the Compensation Committee's discretion to set the terms and conditions of Options) shall be inapplicable with respect to Nonemployee Directors.

         9.3 Elections by Nonemployee Directors. Pursuant to such procedures as the Board (in its discretion) may adopt from time to time, each Nonemployee Director may elect to forego receipt of all or a portion of committee fees and meeting fees otherwise due to the Nonemployee Director in exchange for Shares. The number of Shares received by any Nonemployee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date that the compensation otherwise would have been paid to the

Nonemployee Director, rounded up to the nearest whole number of Shares. The procedures adopted by the Board for elections under this Section 9.3 shall be designed to ensure that any such election by a Nonemployee Director will not disqualify him or her as a "non-employee director" under Rule 16b-3.

10.      Section 162(m) Deduction Qualification
         --------------------------------------

         10.1 Awards for Covered Officers. Any other provision of the Plan notwithstanding, all Awards to Covered Officers shall be made in a manner that allows for the full deductibility of the Award by the Company or its Subsidiaries under Section 162(m) of the Code. All Awards for Covered Officers shall comply with the provisions of this of this Section 10.

         10.2 Designation of Covered Officers. For each Performance Period, the Compensation Committee will designate which Participants are Covered Officers prior to the completion of 25% of the Performance Period (or such earlier or later date as is permitted or required by Section 162(m)).

         10.3 Establishment of Performance Goals and Awards for Covered Officers. Prior to the completion of 25% of a Performance Period (or such earlier or later date as is permitted or required by Section 162(m)), the Compensation Committee shall in its sole discretion, for each such Performance
Period: (a) determine and establish in writing one or more Performance Goals applicable to the Performance Period for each Covered Officer; and (b) either
(i) assign each Covered Officer a target Award expressed as a fixed number of Shares or a whole dollar amount or (ii) establish a payout table or formula for purposes of determining the Award payable to each Covered Officer. Each payout table or formula: (a) shall be in writing; (b) shall be based on a comparison of actual performance to the Performance Goals; (c) may include a "floor" which is the level of achievement of the Performance Goal in which payout begins; and (d) shall provide for an actual Award equal to or less than the Covered Officer's target Award, depending on the extent to which actual performance approached or reached the Performance Goal. Such preestablished Performance Goals and Awards must state, in terms of an objective formula or standard, the method for computing the amount of the Award payable to each Covered Officer if the Performance Goal is met. A formula or standard is objective if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Covered Officer. The Compensation Committee may establish any number of Performance Periods, Performance Goals and Awards for any Covered Officer running concurrently, in whole or in part, provided, that in so doing the Compensation Committee does not jeopardize the Company's deduction for such Awards under Section 162(m) of the Code. The Compensation Committee may select different Performance Goals and Awards for different Covered Officers.

         10.4 Certification of Achievement of Performance Goals and Amount of Awards. After the end of each Performance Period, or such earlier date if the Performance Goals are achieved, the Compensation Committee shall certify in writing, prior to the unconditional payment of any Award, that the Performance Goals for the Performance Period and all other material terms of the Plan were satisfied and to what extent they were satisfied. The Compensation Committee shall determine the actual Award for each Covered Officer based on the payout table/formula established in section 10.3, as the case may be. Extraordinary Events shall either be excluded or included in determining the extent to which the corresponding Performance Goal has been achieved, whichever will produce the higher Award, provided, however, notwithstanding the attainment of specified Performance Goals, the Compensation Committee has the discretion to reduce or eliminate an Award that would otherwise be paid to any Participant, including any Covered Officer, based on the Compensation Committee's evaluation of Extraordinary Events or other factors. Without limiting the manner of computing Awards set forth in the preceding sentence, with respect to Covered Officers, the Compensation Committee may not under any circumstances increase the amount of an Award.

         10.5 Maximum Award. Any other provision of the Plan notwithstanding, the maximum aggregate Awards payable to any Participant under the Plan for any Performance Period shall not exceed One Million (1,000,000) Shares, which maximum number of Shares shall be adjusted pursuant to Section 4.3.

11.      Miscellaneous
         -------------

         11.1 Forfeiture. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, in the event of a breach of conduct by a Participant or former Participant (including, without limitation, any conduct prejudicial to or in conflict with the Company or an Affiliate), or any activity of a Participant or former Participant in competition with any of the businesses of the Company or an Affiliate, the Compensation Committee may (a) cancel any outstanding Award granted to the Participant, in whole or in part, whether or not vested, and/or (b) if such conduct or activity occurs within one year following the exercise or payment of an Award, require the former Participant to repay the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or repayment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Compensation Committee. Any repayment obligation may be satisfied in Common Stock or cash or a combination thereof (based upon the Fair Market Value of Common Stock on the day prior to the date of payment), and the Compensation Committee may provide for an offset to any future payments owed by the Company or Affiliate to such person if necessary to satisfy the repayment obligation. The determination of whether any Participant or former Participant has engaged in a breach of conduct or any activity in competition with any of the businesses of the Company or an Affiliate shall be determined by the Compensation Committee in good faith and in its sole discretion.

         11.2 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

         11.3 Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

         11.4 Indemnification. Each person who is or shall have been a member of the Compensation Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and
(b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

         11.5 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

         11.6 Beneficiary Designations. If permitted by the Compensation Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Compensation Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

         11.7 Nontransferability of Awards; Unfunded Plan. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 11.5. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, a Participant may transfer a Nonqualified Stock Option either (a) to members of his or her immediate family (as defined in Rule 16a-1 promulgated under the 1934
Act), to one or more trusts for the benefit of such family members, or to partnerships or other entities in which such family members are the only partners or owners, provided that the Participant does not receive any consideration for the transfer, or (b) if such transfer is approved by the Compensation Committee. Any Nonqualified Stock Option held by such transferees are subject to the same terms and conditions that applied to such Nonqualified Stock Options immediately prior to transfer based on the transferor Participant's continuing relationship with the Company. It is intended that the Plan be an "unfunded" plan for incentive compensation. The Plan does not give a Participant any interest, lien or claim against any specific asset of the Company. No Participant or beneficiary shall have any rights under this Plan other than as a general unsecured creditor of the Company.

         11.8 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

         11.9 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

         11.10 Withholding Arrangements. The Compensation Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Compensation Committee determines, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

         11.11 Deferrals. The Compensation Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Compensation Committee in its sole discretion.

12.      Amendment, Termination, and Duration
         ------------------------------------

         12.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. However, if and to the extent required to maintain the Plan's qualification under Rule 16b-3, any such amendment shall be subject to stockholder approval. In addition, as required by Rule 16b-3, the provisions of
Section 9 regarding the formula for determining the amount, exercise price, and timing of Nonemployee Director Options shall in no event be amended more than once every six (6) months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). (ERISA is inapplicable to the Plan.) The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award previously granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

         12.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 12.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after March 16, 2009.

13.      Legal Construction
         ------------------

         13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         13.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         13.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         13.4 Compliance with Rule 16b-3. Transactions under this Plan with respect to Section 16 Persons are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Compensation Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Compensation Committee. Notwithstanding any contrary provision of the Plan, if the Compensation Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

         13.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

         13.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

                   PROXY -- AMERICAN EAGLE OUTFITTERS, INC.

         The undersigned stockholder of American Eagle Outfitters, Inc. hereby appoints Laura A. Weil, William P. Tait and Dale E. Clifton, or any one of them, as attorneys and proxies with full power of substitution to vote all of the shares of Common Stock of American Eagle Outfitters, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of American Eagle Outfitters, Inc. to be held at the Loews Regency Hotel, 540 Park Avenue, New York, New York on Tuesday, June 8, 1999, and at any adjournment or adjournments thereof as follows:

         1. ELECTION OF DIRECTORS.

            [ ] FOR all Class I nominees listed below [ ] WITHHOLD authority (except as marked to the contrary below). to vote for all nominees.

         (INSTRUCTIONS: Do not check "WITHHOLD AUTHORITY" to vote for only certain individual nominees. To withhold authority to vote for any individual nominee, strike a line through the nominee's name below and check "FOR").

              Ari Deshe  Michael G. Jesselson  George Kolber  Roger S.
                            Markfield  Jay L. Schottenstein

         2. The approval and adoption of the Company's 1999 Stock Incentive Plan described in the accompanying Proxy Statement.

                         [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

                                                       (Continued on Other Side)

         (Continued from Other Side)

         3. In their discretion to vote upon such other matters as may properly come before the meeting.

         IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR APPROVAL OF THE 1999 STOCK INCENTIVE PLAN.

         Please sign and date this Proxy below and return in the enclosed envelope.

                                              Date:                       , 1999

                                              ----------------------------------
                                                         (Signature)

                                              ----------------------------------
                                                         (Signature)

                                              Signature(s) shall agree with the
                                              name(s) printed on this proxy.
                                              If signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title as such.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                   Proxy Card